Exhibit 99.1

Company Contact:	Investor Contact:
Mark C. Layton	Todd Fromer / Garth Russell
Chief Executive Officer	Investor Relations
or Thomas J. Madden	KCSA Strategic Communications
Chief Financial Officer	(212) 896-1215 / (212) 896-1250
(972) 881-2900	tfromer@kcsa.com / grussell@kcsa.com

PFSweb Announces Stock Repurchase Program;

Board Approves Buyback of Up to $1 Million

PLANO, Texas, December 16, 2011– PFSweb, Inc. (Nasdaq: PFSW), an international provider of end-to-end eCommerce solutions, today announced a board approved stock repurchase program. In a vote of confidence in the Company’s future, the directors of PFSweb, Inc (Nasdaq: PFSW) have authorized the repurchase of up to $1 million of the outstanding shares of its common stock.

“The Board of Directors believes that the Company’s common stock is undervalued in the marketplace and represents an excellent investment at its recent trading price,” said Mark Layton, Chairman and Chief Executive Officer of PFSweb. “This share repurchase program clearly demonstrates the confidence of the directors and management in the long-term prospects of the Company and is consistent with the Company’s continuing efforts to enhance shareholder value. Upon completion of the Stock Repurchase Program, the Company may authorize additional repurchases.”

The Board of Directors approved the buyback of an aggregate amount of shares not to exceed $1 million. The Company currently has 12.8 million shares outstanding. The Company may repurchase the shares, from time to time, in the open market or in privately negotiated transactions in compliance with the Securities and Exchange Commission’s Rule 10-b-18, subject to market conditions, applicable legal requirements and other factors, and may terminate the program at any time.

About PFSweb Inc.

Iconic brands engage PFSweb to enable their eCommerce initiatives. PFSweb’s End2End eCommerce® solution includes interactive marketing services, robust eCommerce technology, global fulfillment and logistics, high-touch customer care, financial services, and order management. PFSweb’s eCommerce solutions provide international reach and expertise in both direct-to-consumer and business-to-business initiatives, supporting organizations across multiple industries including Procter & Gamble, LEGO, Carter’s, Lucky Brand Jeans, kate spade new york, Juicy Couture, AAFES, Riverbed, Ricoh, Hawker Beechcraft Corp, Roots Canada Ltd. and Xerox. PFSweb is headquartered in Plano, TX with additional locations in Tennessee, Mississippi, Canada, Belgium, and the Philippines.

To find out more about PFSweb, Inc. (NASDAQ: PFSW), visit the company’s website at http://www.PFSweb.com

The matters discussed herein consist of forward-looking information under the Private Securities Litigation Reform Act of 1995 and is subject to and involves risks and uncertainties, which could cause actual results to differ materially from the forward-looking information. PFSweb’s Annual Report on Form 10-K for the year ended December 31, 2010 and Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2011 identify certain factors that could cause actual results to differ materially from those projected in any forward looking statements made and investors are advised to review the Annual and Quarterly Reports and the Risk Factors described therein. PFSweb undertakes no obligation to update publicly any forward-looking statement for any reason, even if new information becomes available or other events occur in the future. There may be additional risks that we do not currently view as material or that are not presently known.

# # #

FOR IMMEDIATE RELEASE

Contact:
Mark C. Layton	Todd Fromer / Garth Russell
Chief Executive Officer	Investor Relations
or Thomas J. Madden	KCSA Strategic Communications
Chief Financial Officer	(212) 896-1215 / (212) 896-1250
(972) 881-2900	tfromer@kcsa.com / grussell@kcsa.com

PFSweb’s End2End e-Commerce ® Clients Generate Record Customer Traffic

Volumes During the Period from Black Friday Through Green Monday

- - -

Same-store-order volumes increase by 77% in total sales for Black Friday/Green Monday Period

PLANO, Texas, December 16, 2011 — PFSweb, Inc. (Nasdaq: PFSW), an international provider of end-to-end eCommerce solutions, today announced record customer traffic and order volumes for its North American End2End luxury, cosmetic and apparel clients’ e-Commerce Direct-to-Consumer (E2E DTC) brand sites during the time period starting on Black Friday through Green Monday.

Over the post-Thanksgiving Day period of Friday, November 25, 2011 through Monday, December 12, 2011, including Black Friday, Cyber Monday and Green Monday, PFSweb’s North American luxury, cosmetic and apparel E2E DTC clients’ brand sites received approximately 366,000 customer orders with an average order value of more than $106.00. These clients’ websites also experienced strong customer traffic, with approximately 12 million sessions in total, including approximately 5.6 million new visitors.

Overall, PFSweb’s North American E2E DTC luxury, cosmetic and apparel clients’ brand sites also reported strong same-store-order volumes compared to the similar period last year, including a 68% increase in total number of customer orders, a 52% increase in total number of visitor sessions and a 39% increase in new visitors. Same-store-sales data includes data from the E2E DTC luxury, cosmetic and apparel clients’ brand e-Commerce sites that were in operation during the 2010 and 2011 Holiday season and supported by PFSweb during both periods.

“The Black Friday through Green Monday period has become a major event for PFSweb’s End2End e-Commerce® clients as they focus more attention towards exceeding the increasingly high expectations of holiday online shoppers by deploying Internet-only promotions, cross-channel offers and special online events. These holiday shopping promotional activities have driven significant customer traffic to our clients’ e-commerce sites generating a higher than expected level of completed sales,” stated Mike Willoughby, President of PFSweb. “While our End2End DTC luxury, cosmetic and apparel clients only represent a portion of our current business, they are an increasingly strong growth driver for PFSweb as we continue to expand the number of consumer brands we support. As our existing client programs grow through increased volume of orders and customer support, so does the service fee revenue for our business. While our client activity is strong, we have also accelerated certain infrastructure investments and incurred incremental one-time expenses during the fourth quarter to support this higher than originally anticipated growth. While we have implemented cost management measures and are working with our clients to more effectively forecast demand spikes, we currently estimate that our calendar year 2011 Adjusted EBITDA performance will be at the low end or below the previously targeted $6 million to $7 million guidance.”

About PFSweb, Inc.

Iconic brands engage PFSweb to enable their eCommerce initiatives. PFSweb’s End2End eCommerce® solution includes interactive marketing services, robust eCommerce technology, global fulfillment and logistics, high-touch customer care, financial services, and order management. PFSweb’s eCommerce solutions provide international reach and expertise in both direct-to-consumer and business-to-business initiatives, supporting organizations across multiple industries including Procter & Gamble, LEGO, Carter’s, Lucky Brand Jeans, kate spade new york, Juicy Couture, AAFES, Riverbed, Ricoh, Hawker Beechcraft Corp, Roots Canada Ltd. and Xerox. PFSweb is headquartered in Plano, TX with additional locations in Tennessee, Mississippi, Canada, Belgium, and the Philippines.

To find out more about PFSweb, Inc. (NASDAQ: PFSW), visit the company’s website at http://www.pfsweb.com.

The matters discussed herein consist of forward-looking information under the Private Securities Litigation Reform Act of 1995 and is subject to and involves risks and uncertainties, which could cause actual results to differ materially from the forward-looking information. PFSweb’s Annual Report on Form 10-K for the year ended December 31, 2010 and Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2011 identify certain factors that could cause actual results to differ materially from those projected in any forward looking statements made and investors are advised to review the Annual and Quarterly Reports and the Risk Factors described therein. PFSweb undertakes no obligation to update publicly any forward-looking statement for any reason, even if new information becomes available or other events occur in the future. There may be additional risks that we do not currently view as material or that are not presently known.